SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2009

MONEYLOGIX GROUP, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-1024048	33-0680443
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

 260 Edgeley Blvd, Suite 12, Concord, Ontario L4K 3Y4
(Address of Principal Executive Offices)

(905)761-1400
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K that relates to the entry into a material definitive agreement is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Disposition of 2131059 ONTARIO LIMITED

On August 24, 2009, MoneyLogix Group, Inc. (“MoneyLogix”, the “Company” or “We”) completed the disposition of 2131059 ONTARIO LIMITED (“Mapleview” or ”2131059”), in accordance with the share purchase agreement between MoneyLogix and Ralph Canonaco, in trust. Mapleview is the registered owner of the property municipally known as North Side Mapleview Drive East, Barrie, Ontario comprising approximately 50 acres of land, being PIN 580910288, S.Pt.Lot 16, Conc, Being Part 1, Reference 51R-22937, City of Barrie, County of Simcoe, and comprising approximately 49.48 acres PIN 580911689, S ½ Lot 16, Conc. 12, Being Part 1 Reference Plan 51R-22928, City of Barrie, County of Simcoe.

The purchaser was part of the original group that MoneyLogix had acquired this property from. Pursuant to the terms of the agreement, the purchaser  agreed to the  purchase price of Fifteen Million, Two Hundred and Fifteen Thousand, Seven Hundred and Ninety Four dollars  $15,215,794  (CDN $16,387,500).

The consideration received was satisfied as follows:  the purchaser assumed all existing mortgages at closing of $ 8,792,895 (CDN $9,470,000), provided mortgages to MoneyLogix of $2,349,100 (CDN $ 2,530,000) and the return of 8,775,000 restricted common shares of MoneyLogix which were issued in connection with the original purchase of Mapleview.

The 8,775,000 restricted common shares of MoneyLogix were valued at $0.46(CDN $0.50) for a total of $4,036,500 (CDN $4,387,500).

The mortgages received are valued at $2,349,100 (CDN $2,530,000) and are due December 31, 2009. Consisting of a  collateral mortgage in fifth position on Mapleview property and a collateral mortgage in second position on a property in Downtown Toronto.  The mortgages have an interest rate of 0% to October 28, 2009, and from October 29, 2009 thereafter at the rate of 1.5% per month.  The mortgages have a personal guarantee from the purchaser.

In addition to the consideration noted above, MoneyLogix will receive the following:

Six Serviced Family Residential Lots, subject to a reasonable cost for severance and a cost sharing agreement.  Management estimates the value of these serviced lots have a net total value of $371,400 (CDN $400,000);

100 residential units, subject to a cost sharing agreement.  Management estimates the value of these residential lots have a net total value of $1,392,750 ($1,500,000);

An option to acquire 150 residential units, subject to a cost sharing agreement, for $13,928 (CDN $15,000) each.  Management has not estimated a value at the present time; and,

The purchaser assumed accounts payable of up to $278,000 (CDN $300,000).

After reviewing several exit strategies for the Mapleview lands including refinancing, joint ventures and other outright sales, MoneyLogix management and the Board of Directors determined that the executed transaction provided the best use of the company asset.  Anticipated proceeds from the mortgages will provide working capital to support MoneyLogix’ operations and business plan for approximately 18 months.

After the completed transaction, MoneyLogix estimation in regards to the Mapleview transaction was left with the following consideration:

Mortgages Receivable	$2,349,100
Serviced Single Family Residential Lots (net)	371,400
Residential Units- Gross (subject to cost sharing agreement)	1,392,750
$4,113,250
* Option to Buy 150 Units @$13,928 (subject to cost sharing agreement)

The 8,775,000 restricted common shares in MoneyLogix have been cancelled.  The number of outstanding shares outstanding at August 28, 2009 is 85,763,586.

About 2131059 Ontario Ltd.

Established in March 2007, Mapleview is the registered owner of the property municipally known as North Side Mapleview Drive East, Barrie, Ontario comprising approximately 50 acres of land, being PIN 580910288, S.Pt.Lot 16, Conc, Being Part 1, Reference 51R-22937, City of Barrie, County of Simcoe, and comprising approximately 49.48 acres PIN 580911689, S ½ Lot 16, Conc. 12, Being Part 1 Reference Plan 51R-22928, City of Barrie, County of Simcoe;

MoneyLogix on May 20, 2009 purchased Mapleview after extensive review and investigation of the future development potential.  The local municipality, Barrie, has adopted the planning department’s recommendations regarding the density (number of units per hectare) and intensification (increasing density) throughout the City, which is anticipated to become part of the municipality’s Official Plan expected to be adopted in the second half of  2009.  Mapleview is included in that densification, potentially raising the approved number of dwelling units from 250 previously approved to approximately 2,600 units.

This property is located at the corner of Mapleview Drive and Yonge Street adjacent to the GO Train Station in Barrie which provides daily commuter transit service directly to downtown Toronto, and immediately adjacent to a residential development that is expected to be fully completed and occupied in 2010.  The property is the last remaining section of its size in the vicinity both designated for residential development and intensification.

Under the purchase method of accounting, the initial purchase price is allocated to 2131059 net tangible assets based upon their estimated fair values as of the date of the acquisition. The purchase price allocation as of May 20, 2009 is as follows:

At May 20, 2009

Property under Development	$23,113,000
Cash and Other Assets	3,500
Due from Baywood Homes Partnership	130,000
Total Assets Acquired	23,246,500

Mortgages Payable	7,568,000
Accounts Payable	289,500
Total Liabilities Acquired	7,857,500

Net Assets Acquired	15,389,000

Stock Issued to sellers [8,775,000@$1.7538 US}	15,389,000
Net assets acquired	$15,389,000

The above table comprises our supplemental disclosure of non-cash investing and financing activities.

The Company acquired three mortgages as of May 20, 2009 which consisted of the following:

May 20, 2009

Mortgage notes payable (a)	$5,813,847
Mortgage notes payable (b)	1,052,280
Mortgage notes payable (c)	701,520

Totals	$7,567,647

(a)
Mortgage note payable to Firm Capital payable in monthly installments, bearing interest at a floating rate at the greater of 10.75% per annum or the Toronto Dominion Interest rate plus 4.00%.  The term is 1 year expiring October 1, 2009 with $18,000 (CDN$20,000) principal payments per month being calculated on a declining balance method.  This mortgage note is secured by a first mortgage interest in a real estate property in Ontario, Canada.

(b)
Mortgage note payable to Sora Development Corp payable in monthly installments of interest only, at a rate at of 10% per annum.  The mortgage is currently month to month and has been guaranteed by an unrelated third party. This mortgage note is secured by a second mortgage interest in a   real estate property in Ontario, Canada.

(c)
Mortgage note payable to C-1 Holdings Inc. payable in monthly installments of interest only, at a rate at of 10% per annum.  The mortgage is currently month to month and has been guaranteed by an unrelated third party. This mortgage note is secured by a third mortgage interest in a real estate property in Ontario, Canada.

New Fourth Mortgage

As disclosed in the  8-K filed on July 22 ,2008 per the  addendum to the agreement of the share exchange agreement dated  January 3, 2008, MoneyLogix had an obligation to issue an additional  20,000,000 shares  to a shareholder.  In a related party transaction which occurred on July 9, 2009, in consideration of cancelling the obligation to issue 20,000,000 shares, MoneyLogix agreed to issue only 5,000,000 of those shares and allow a 4th mortgage to be registered on its Mapleview property in the amount of $819,000 (CDN $950,000).  The consideration received was reviewed by management, the board of directors and with independent legal counsel and was deemed reasonable. By entering into this transaction, the Company avoided further shareholder dilution of 15 million shares and in exchange for an amount equivalent to $0.0545 per share, whereas the fair market share price on July 9, 2009 was $2.00.  The book value per share price at June 30, 2009 was $0.16.

The fourth mortgage was issued to Trisan Equitable Corporation (“Trisan”) in the amount of $819,000 (CDN $950,000) with a maturity date of October 30, 2009 with 0% interest.  If the mortgage is not paid by the maturity date, default interest on the mortgage will be charged from October 31, 2009 at an interest rate of 24% per annum, calculated semi-annually.  As security for payment of the debt pursuant to the mortgage, a transfer/deed of land in registerable form for the property (“Quitclaim’) will be held and utilized on behalf of and for the benefit of Trisan. Trisan will be permitted and authorized to register the Quitclaim on title upon occurrence of a trigger date.  A trigger date shall be deemed to occur on the earlier of the following:  November 30, 2009 if the debt plus accrued interest has not been paid or if an event of default has not been cured prior to the expiration of the 30 day period, on the 30th day following written notice being sent by Trisan or its solicitors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Share Purchase Agreement dated as of August 24, 2009.
10.2	Fourth Mortgage dated as of July 9, 2009
10.3	Quitclaim Escrow Agreement dated as of July 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYLOGIX GROUP, INC.

Date: August 28, 2009	By:	/s/ Gary Cilevitz
Gary Cilevitz Chief Financial Officer and Corporate Secretary